UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 20, 2012

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2012, Pennsylvania Real Estate Investment Trust (the “Company”), as the sole general partner of PREIT Associates, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), executed an Addendum to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Addendum”). The Addendum created, designated and authorized the issuance of 4,600,000 8.25% Series A Preferred Partner Units, with a liquidation preference of $25.00 per Series A Preferred Partner Unit (the “Series A Preferred Units”), to the Company. The Series A Preferred Units have economic terms that are substantially similar to the Company’s 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares (liquidation preference $25.00 per share, par value $0.01 per share) (the “Series A Preferred Shares”). As disclosed in the Company’s Current Report on Form 8-K filed on April 19, 2012, the Company and the Operating Partnership entered into a Purchase Agreement (the “Purchase Agreement”) on April 13, 2012 with Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 4,000,000 Series A Preferred Shares in an underwritten public offering. Pursuant to the terms of the Purchase Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 600,000 Series A Preferred Shares. On April 17, 2012, the Underwriters exercised in full their option to purchase additional Series A Preferred Shares.

The Series A Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Operating Partnership, senior to the common limited partner interests of the Operating Partnership, on parity with any other limited partner interests of the Operating Partnership the terms of which place them on parity with the Series A Preferred Units and junior to all partner interests of the Operating Partnership the terms of which specifically provide that such partner interests rank senior to the Series A Preferred Units.

A copy of the Addendum is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has filed the Designating Amendment with the Corporation Bureau of the Department of State of the Commonwealth of Pennsylvania, creating, designating and classifying and 4,600,000 of the Company’s authorized preferred shares as Series A Preferred Shares. The Designating Amendment became effective on April 20, 2012. A description of the material terms of the Series A Preferred Shares, as contained within the Designating Amendment, is set forth below:

Issuer:	Pennsylvania Real Estate Investment Trust

Title of Shares:	8.25% Series A Cumulative Redeemable Perpetual Preferred Shares

Maturity:	Perpetual (unless redeemed by the Company on or after April 20, 2017 or redeemed by the Company pursuant to its special optional redemption right or converted by an investor in connection with certain changes of control)

Dividend Rate:	8.25% per annum of the $25.00 per share liquidation preference (equivalent to approximately $2.0625 per annum per share)

Dividend Payment Dates:	Quarterly in arrears on or about the 15th day of March, June, September and December of each year (or, if the 15th day of any such month is not a business day, on the next business day), commencing June 15, 2012. Dividends will accrue and be cumulative from, and including, April 20, 2012. Because the first dividend payment date after the date of original issuance will be June 15, 2012, the dividend payable on each Series A Preferred Share on that date will be less than the full amount of a regular quarterly dividend per share. The dividend payable on June 15, 2012 will be paid to the persons who are the holders of record of the Series A Preferred Shares at the close of business on the corresponding record date, which will be June 1, 2012.

Optional Redemption:	Except in circumstances intended to preserve the Company’s qualification as a REIT or pursuant to its special optional redemption right discussed below, the Company’s Series A Preferred Shares are not redeemable prior to April 20, 2017. On and after April 20, 2017, the Company may, at its option, redeem its Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. Any partial redemption will be selected by lot or pro rata or by any other equitable method the Company may choose.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined under “Conversion Rights” below), the Company will have the option to redeem its Series A Preferred Shares, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

Conversion Rights:	Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem some or all of the Series A Preferred Shares held by such holder as described above under “Optional Redemption” or “Special Optional Redemption,” in which case such holder will have the right only with respect to Series A Preferred Shares that are not called for redemption) to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of the Company’s common shares per Series A Preferred Share equal to the lesser of:

•        the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series A Preferred Share plus the amount of any accrued and unpaid dividends thereon to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Shares dividend payment and prior to the corresponding dividend payment date for the Series A Preferred Shares, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price; and

• 5.5741 (referred to as the “Share Cap”), subject to adjustments for any splits, subdivisions or combinations of the Company’s common shares;

subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as described in the prospectus supplement.

As a result of the Share Cap, subject to the immediately succeeding sentence, the number of Company’s common shares (or corresponding alternative consideration, as applicable) issuable or deliverable, as applicable, upon conversion of Series A Preferred Shares in connection with a Change of Control will not exceed 22,296,400 common shares in total (or corresponding alternative consideration, as applicable), subject to proportionate increase to the extent the underwriters’ option to purchase additional Series A Preferred Shares is exercised, not to exceed 25,640,860 common shares in total (or corresponding alternative consideration, as applicable) (referred to as the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any splits, subdivisions or combinations of the Company’s common shares on the same basis as corresponding adjustments to the Share Cap, and shall be increased on a pro rata basis for any additional Series A Preferred Shares that the Company may issue in the future.

If, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem some or all of the Series A Preferred Shares, whether pursuant to its special optional redemption right or its optional redemption right described above, holders of Series A Preferred Shares will not have the right to convert the Series A Preferred Shares called for redemption, and any Series A Preferred Shares called for redemption that have been tendered for conversion will be redeemed on the applicable redemption date instead of converted on the Change of Control Conversion Date.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Shares when the following has occurred:

•        the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in the election of the Company’s trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•        following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which the Company provides the notice described above to the holders of Series A Preferred Shares.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Company’s common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of the Company’s common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which the Company’s common shares are then traded, or (y) the average of the last quoted bid prices for the Company’s common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Company’s common shares are not then listed for trading on a U.S. securities exchange.

The summary set forth above is qualified in its entirety by reference to the copy of the Designating Amendment included as Exhibit 3.2 to the Company’s Form 8-A filed with the U.S. Securities and Exchange Commission on April 20, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Designating Amendment to Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of Pennsylvania Real Estate Investment Trust’s 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on April 20, 2012).

10.1	Addendum to First Amended and Restated Agreement of Limited Partnership of PREIT Associates, L.P. designating the rights, obligations, duties and preferences of Series A Preferred Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012	PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Designating Amendment to Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of Pennsylvania Real Estate Investment Trust’s 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on April 20, 2012).

10.1	Addendum to First Amended and Restated Agreement of Limited Partnership of PREIT Associates, L.P. designating the rights, obligations, duties and preferences of Series A Preferred Units.